UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2012

ALLIED NEVADA GOLD CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33119	20-5597115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9790 Gateway Drive, Suite 200 Reno, Nevada		89521
(Address of principal executive offices)		(Zip Code)

(775) 358-4455

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A (this “Amendment”) amends the current report on Form 8-K, filed with the Securities and Exchange Commission on January 25, 2012 (the “Original Filing”), in which Allied Nevada Gold Corp. (the “Company”) issued a press release regarding certain operating results for 2011 and guidance for 2012. This Amendment is being filed solely to include a corrected version of the press release attached as Exhibit 99.1 to the Original Filing. The corrected press release includes the following two newly added sentences to the end of first paragraph in the section entitled “2012 Guidance”: “The wide range in the production forecast is based primarily on the actual delivery of equipment. If the ordered equipment is on schedule, the Company expects production to be closer to the high end of the forecast.” There were no other modifications to the Original Filing.

Item 2.02 Results of Operations and Financial Condition.

The information contained in Item 7.01 to this current report on Form 8-K/A is incorporated herein by reference to this Item 2.02.

Item 7.01 Regulation FD Disclosure.

On January 25, 2012, the Company issued a press release regarding certain operating results for 2011 and guidance for 2012. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1	Press release of Allied Nevada Gold Corp. dated January 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 25, 2012	Allied Nevada Gold Corp.

	By:	/s/ Hal D. Kirby
Hal D. Kirby
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press release of Allied Nevada Gold Corp. dated January 25, 2012.